EXHIBIT 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

CONN’S, INC.

AS OF DECEMBER 7, 2020

i

ii

iii

BYLAWS
OF
CONN’S, INC.

ARTICLE 1
OFFICES

Section 1.1        Registered Office. The registered office and registered agent of Conn’s, Inc., a Delaware corporation (the “Corporation”), will be as from time to time set forth in the Corporation’s Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate County Recorder or Recorders, as the case may be, to amend such information.

Section 1.2        Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1        Place of Meetings. Meetings of stockholders for all purposes may be held at such time and place, either within or without the State of Delaware, as designated by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may postpone, reschedule or cancel any meeting of the stockholders previously scheduled by the Board of Directors for any reason. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law (the “DGCL”).

Section 2.2        Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.3        Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Corporation’s Certificate of Incorporation or these Bylaws, may be called only by the Chairman of the Board, President or by a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 2.4        Notice. Written or printed notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If such notice is sent by mail, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

Section 2.5        Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by the Secretary or such other officer or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.6        Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by statute, the Corporation’s Certificate of Incorporation or these Bylaws. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time until a quorum shall be present. Regardless of whether a quorum is present, the chairman of a meeting of the stockholders or the Board of Directors may adjourn or recess any meeting of stockholders for any reason.

Section 2.7        Adjourned Meeting. When a meeting is adjourned or recessed to another date, time or place, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or recessed meeting are announced at the meeting at which the adjournment or recess is taken. At any adjourned or recessed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting had a quorum been present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8        Required Vote. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one on which, by express provision of statute, the Corporation’s Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

Each director shall be elected by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by a plurality of the vote casts at any meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Corporation as of the tenth (10th) day preceding the date the Corporation files its definitive proxy statement for the annual meeting of stockholders (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. For purposes of this paragraph, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. Votes cast shall exclude abstentions with respect to that director’s election.

The Board of Directors shall have the power to establish procedures with respect to the resignation of continuing directors who are not reelected as provided above.

Section 2.9        Proxies.

(a)Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

(b)Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (a) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

(1)A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or by an authorized officer, director, employee or agent of the stockholder signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.10        Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, if so permitted by the Corporation’s Certificate of Incorporation and these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise, or other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11        Action By Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.12        No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, unless the action to be effected by written consent of the stockholders and the taking of such action by such written consent have been expressly approved in advance by the Board of Directors.

Section 2.13        Inspectors of Elections. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 2.14        Advance Notice Procedures for Business.

(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in this Section 2.14 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including such rules and regulations promulgated thereunder, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 2.14 of these Bylaws, and this Section 2.14 shall not be applicable to nominations except as expressly provided in Section 2.15 of these Bylaws.

(b)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the Secretary pursuant to this Section 2.14 shall be required to set forth:

(i) As to each Proposing Person (as defined below) and if a Proposing Person is an entity, as to each director, executive, managing member or control person of such entity, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates the shares in the foregoing clause (B) were acquired, (D) the investment intent of each such acquisition in the foregoing clause (C), (E) the nominee holder for, and number of, any Corporation securities owned beneficially but not of record by the Proposing Person and (F) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such Proposing Person (the disclosures to be made pursuant to the foregoing clauses are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing

Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) all trades in shares of any class or series of the Corporation, Synthetic Equity Interests and/or Short Interests made in the past two (2) years, (E) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (F) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (G) (x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (H) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (I) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (J) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (K) any material transaction occurring during the prior twelve (12) months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (L) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) and (M) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (M) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) As to each Proposing Person, (A) whether such Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal(s) or (y) to otherwise solicit proxies in support of such proposal(s); (B) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such Proposing Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; and (C) the investment strategy or objective, if any, of such Proposing Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Proposing Person;

(iv) A complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (A) between or among the stockholder giving notice and any other Proposing Person or (B) between or among the stockholder giving notice or any other Proposing Person and any other person or entity

(naming each such person or entity) in connection with or related to the proposed item of business, including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or other Proposing Person has the right to vote any shares of any security of the Corporation, (y) any understanding, formal or informal, written or oral, that such stockholder or any other Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of a proposed item of business, or other action to be taken, by such stockholder or any other Proposing Person and (z) any other agreements that would be required to be disclosed by such stockholder, any other Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving notice, any other Proposing Person, any director nominee or other person or entity); and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(v) As to each item of business that a stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, including any anticipated benefit therefrom, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information related to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made by a Proposing Person in connection with the solicitation of proxies or consents in support of such proposed business by such Proposing Person pursuant to Section 14(a) under the Exchange Act; and

(vi) a representation from the stockholder giving notice that (A) such stockholder (x) is a holder of record of stock of the Corporation entitled to vote at the meeting, (y) intends to vote such stock at the meeting and (z) intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (B) if such stockholder does not appear to present such business at the meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation..

(d)For purposes of this Section 2.14, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (as defined below) of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is a member of a “group” (as used in Rule 13d-5 of the Exchange Act) or is Acting in Concert (as defined below).

(e)A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(f)A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(g)The Corporation may require any Proposing Person to furnish such other information as the Corporation determines to be relevant to any item of business that the Proposing Person proposes to bring before the annual meeting. Such Proposing Person shall deliver to the Corporation such information no later than five (5) business days after the request by the Corporation for such information has been delivered to such Proposing Person.

(h)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.14. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(i)Notwithstanding anything in these Bylaws to the contrary, if the stockholder (or a qualified representative of the stockholder) proposing business to be conducted at a meeting of stockholders does not appear at the meeting to present such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(j)This Section 2.14 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders. In addition to the requirements of this Section 2.14 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and state law with respect to any such business; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the disclosure requirements under this Section 2.14 or Section 2.15 of these Bylaws. Nothing in this Section 2.14 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k)If any information submitted pursuant to this Section 2.14 or Section 2.15 of these Bylaws by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary of the Corporation, the Board of Directors or any Committee thereof, any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.14 or Section 2.15, as applicable, and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.14 or Section 2.15, as applicable, as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.14 or Section 2.15, as applicable.

(l)For purposes of these Bylaws, (i) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act and (ii) “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

Section 2.15        Advance Notice Procedures for Nominations.

(a)Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.15 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.15 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(b)Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.14 of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.14 of these Bylaws) of the date of such special meeting was first made. The number of individuals a stockholder may nominate for election at a meeting of the stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. In no event shall any adjournment, recess or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)To be in proper form for purposes of this Section 2.15, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.14(c) of these Bylaws) except that for purposes of this Section 2.15, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(c);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.14(c) of these Bylaws), except that for purposes of this Section 2.15 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(c) and the disclosures in clauses (G), (L) and (M) of Section 2.14(c)(ii) shall be made with respect to the nomination of directors for election at the meeting;

(iii) As to each Nominating Person, the disclosures required by Section 2.14(c)(iii) and 2.14(c)(iv) of these Bylaws, except that, for the purposes of this Section 2.15, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(c) and the disclosures in Section 2.14(c)(iii)(A) and 2.14(c)(iv) shall be made with respect to the nomination of directors for election at the meeting;

(iv) As to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Nominating Persons or between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of directors for election at the meeting;

(v) a representation from the stockholder giving notice that (A) such stockholder (x) is a holder of record of stock of the Corporation entitled to vote at the meeting, (y) intends to vote such stock at the meeting and (z) intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and (B) if such stockholder does not appear to present such nomination at the meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(vi) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Sections 2.14(c)(i), 2.14(c)(ii)(A)-(F) and 2.14(c)(ii)(H)-(L), except that references to “Proposing Person” shall refer to the proposed nominee, (B) the name, age, business address, residence address, principal occupation and employment of such proposed nominee; (C) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.14 of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (E) a completed and signed questionnaire, representation and agreement as provided in Section 2.15(g) of these Bylaws; and

(vii) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee, in each case under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors (including the Corporation’s Corporate Governance Guidelines) in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the Committees of the Board of Directors.

(d)For purposes of this Section 2.15, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is a member of a “group” (as used in Rule 13d-5 of the Exchange Act) or is Acting in Concert.

(e)A stockholder providing notice of any nomination proposed to be made at a meeting pursuant to this Section 2.15 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof)

(f)The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.15, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g)To be eligible to be a nominee for election as a director of the Corporation pursuant to this Section 2.15, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.15) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary within ten (10) days of receipt of a request) and a written representation and agreement (in form provided by the Secretary within ten (10) days of receipt of a request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (iv) intends to serve a full term if elected as a director of the Corporation and (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(h)No person may be elected or appointed as a director if such person has ever pleaded guilty or no contest or been convicted of any state or federal crime involving insider trading in securities or of any felony involving a financial crime.

(i)The Corporation may require any proposed nominee and any Nominating Person to furnish such other information as the Corporation determines to be necessary or advisable to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a director of the Corporation. Such proposed nominee or any Nominating Person shall deliver to the Corporation such information no later than five (5) business days after the request by the Corporation for such information has been delivered to such proposed nominee or Nominating Person, as applicable.

(j)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.15. In addition to the requirements of this Section 2.15 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(k)Notwithstanding anything in the Bylaws to the contrary, if the stockholder (or a qualified representative of the stockholder) making the nomination does not appear at the meeting to present such nomination, such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation

Section 2.16        Conduct of Meetings. The Board of Directors may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of any meeting of the stockholders shall have the right and authority to prescribe rules, regulations and procedures and to take all acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include or address, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) maintenance of order at the meeting and the safety of those present; (iv) compliance with state and local laws and regulations concerning safety and security; (v) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (vi) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vii) limitations on the time allotted to questions or comments by participants; (viii) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (ix) conclusion, recess or adjournment of the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (x) restrictions on the use of audio and video recording devices and cell phones.
ARTICLE 3
DIRECTORS

Section 3.1        Management. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Corporation’s Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall keep regular minutes of its proceedings.

Section 3.2        Number; Election; Change In Number. Except as otherwise provided for or fixed pursuant to the provisions of Article FOUR of the Corporation’s Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors, the total number of directors which shall constitute the entire Board of Directors of the Corporation shall be no less than three (3) directors. The number of directors which shall constitute the entire Board of Directors may be increased or (subject to the immediately preceding sentence) decreased by one or more resolutions adopted by the Board of Directors. Each director shall hold office until the next annual meeting of the stockholders of the Corporation following such director’s election or appointment and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. If authorized by the Board of Directors, a ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. No decrease in the number of directors constituting the whole Board of Directors shall have the effect of shortening the term of any incumbent director.

Section 3.3        Removal; Resignation. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.

Section 3.4        Vacancies and Newly Created Directorships. As provided in Article TEN of Corporation’s Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.

Section 3.5        Cumulative Voting Prohibited. Cumulative voting shall be prohibited.

Section 3.6        Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 3.7        First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.

Section 3.8        Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 3.9        Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours’ notice to each director, by telecopier, electronic facsimile or hand delivery; provided, however, that if the Chairman of the Board or the President determines in good faith that it is necessary or advisable to hold a special meeting of the Board of Directors sooner, less than twenty-four (24) hours’ notice may be provided. Except as may be otherwise expressly provided by law or the Corporation’s Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

Section 3.10        Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Corporation’s Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11        Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Corporation’s Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person’s participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.12        Chairman of the Board; Vice Chairman. The Board of Directors may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to such person. The Chairman of the Board may be either an Executive Chairman of the Board, who shall be an executive of the Corporation; or a Non-Executive Chairman of the Board. The Board of Directors may also elect a Vice Chairman of the Board to preside at their meetings in the absence of the Chairman of the Board and to perform such other duties as the Board of Directors may from time to time assign to such person. The Vice Chairman of the Board may be either an Executive Vice Chairman of the Board, who shall be an executive of the Corporation, or a Non-Executive Vice Chairman of the Board.

Section 3.13        Compensation. The Board of Directors may fix the compensation of the members of the Board of Directors at any time and from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4
COMMITTEES

Section 4.1        Designation. The Board of Directors may designate one or more committees.

Section 4.2        Number; Term. Each committee shall consist of one or more directors. The number of committee members may be increased or decreased from time to time by the Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of such committee member’s term as director; (ii) such committee member’s resignation as a committee member or as a director; or (iii) such committee member’s removal as a committee member or as a director.

Section 4.3        Authority. Each committee, to the extent expressly provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by statute, the Corporation’s Certificate of Incorporation or these Bylaws.

Section 4.4        Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The Board of Directors may remove any committee member, at any time, with or without cause.

Section 4.5        Alternate Members; Acting Members. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 4.6        Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

Section 4.7        Special Meetings. Special meetings of any committee may be held whenever called by the Chairman of the Committee, or, if the committee members have not elected a Chairman, by any committee member. The Chairman of the Committee or the committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before such special meeting if notice is given by telecopy, electronic facsimile or hand delivery or (ii) at least three days before such special meeting if notice is given by mail or by telegram. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

Section 4.8        Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated as the Committee by the Board of Directors shall constitute a quorum for the transaction of business. Alternate members and acting members shall be counted in determining the presence of a quorum.

If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the members, including alternate members and acting members, present at any meeting at which a quorum is present shall be the act of a committee, unless the act of a greater number is required by law or the Corporation’s Certificate of Incorporation.

Section 4.9        Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

Section 4.10        Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

ARTICLE 5
NOTICES

Section 5.1        Method.
(a)Whenever by statute, the Corporation’s Certificate of Incorporation, or these Bylaws, notice is required to be given to any stockholder, director or committee member, and no provision is made as to how such notice shall be given, personal notice shall not be required, and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at such stockholder’s address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation; or (ii) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile telecommunication, electronic mail, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid.

(b)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Corporation’s Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)Notice given pursuant to Section 5.1(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(d)An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, including by a form of electronic transmission, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.2        Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by law, the Corporation’s Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.3        Exception to Notice Requirement. The giving of any notice required under any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom: (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings; or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. The exception provided for in this Section 5.3 to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

ARTICLE 6
OFFICERS

Section 6.1        Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (who shall rank in such order and who shall have such additional titles or designations, such as “Executive,” “Senior,” “First,” or “Second,” as may be determined from time to time by the Board of Directors), a Chief Financial Officer, a Chief Operating Officer, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Vice Chairman of the Board, Presidents of divisions of the Corporation, additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers or other officers. The Board of Directors may also from time to time, in its discretion, assign titles, powers, duties and reporting arrangements for any elected officer. Any two or more offices may be held by the same person.

Section 6.2        Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation, none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.3        Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Compensation Committee.

Section 6.4        Removal and Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, however, any office of the Corporation may be left vacant from time to time at the discretion of the Board of Directors.

Section 6.5        Chief Executive Officer. The Chief Executive Officer shall be the senior officer of the Corporation, shall preside as chairman at all meetings of the stockholders and the Board of Directors unless the Board of Directors shall elect a Chairman of the Board or Vice Chairman of the Board, in which event the Chief Executive Officer shall preside at meetings of the Board of Directors only in the absence of both the Chairman of the Board and Vice Chairman of the Board, if any. The Chief Executive Officer shall be an ex-officio member of the executive committee (if established), and will share the general and active management of the business of the Corporation with the President(s), and shall see, along with the President(s), that all orders and resolutions of the Board of Directors are carried into effect. Under the seal of the Corporation, he shall execute bonds, mortgages, and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed, except where the signing and execution shall be especially delegated by the Board of Directors to some other officer or agent of the Corporation. Unless otherwise provided by the Board of Directors, all other officers of the Corporation shall report directly or indirectly to the Chief Executive Officer.

Section 6.6        President. The President shall, subject to the control of the Board of Directors, Chairman of the Board of Directors and Chief Executive Officer, in the absence, disability, or inability to act of the Chief Executive Officer, exercise all powers and perform all duties of the Chief Executive Officer (except such powers and duties as are incident to the Chief Executive Officer’s position or a member of the Board of Directors or any Executive Committee appointed by the Board of Directors pursuant to Section 4.3 of Article 4). The President shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer shall prescribe.

Section 6.7        Chief Financial Officer. The Chief Financial Officer of the Corporation shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation. The Chief Financial Officer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors (or any duly authorized committee thereof). The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and stock. The Chief Financial Officer shall receive and give receipts and acquittances for money paid in an account of the Corporation and shall pay out of the Corporation’s funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

Section 6.8        Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, be the chief administrative officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation, and control over its officers (other than the Chief Executive Officer, the President and the Chief Financial Officer), agents and employees. The Chief Operating Officer shall see to it that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors and the Chief Executive Officer are carried into effect. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

Section 6.9        Executive Vice Presidents. The Board of Directors may designate one or more Vice President(s) as Executive Vice President(s), who shall, in the absence, disability, or inability to act of the President, perform all the duties, exercise the powers and assume all responsibilities of the President. They shall also generally assist the President and exercise any other powers and perform such other duties as are delegated to them by the Chief Executive Officer, President or such other officer to whom they report and as the Board of Directors shall prescribe.

Section 6.10        Vice Presidents. In the absence or disability of the President, and Executive Vice Presidents, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer, the President or such other officer to whom they report may from time to time delegate.

Section 6.11        Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary.

Section 6.12        Assistant Secretaries. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate.

Section 6.13        Treasurer. The Treasurer shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer and if there be no Chief Financial Officer or in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer.

Section 6.14        Assistant Treasurers. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate.

Section 6.15        Other Officers. Other officers of the Corporation shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, or the Chief Executive Officer, or any officer of the Corporation to whom such other officer shall report, may from time to time delegate.

ARTICLE 7
CERTIFICATES REPRESENTING SHARES

Section 7.1        Certificated and Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates of stock; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares; provided, further, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by the Chairman or Vice Chairman of the Board of Directors or the President, a Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary or an Assistant Treasurer or an Assistant Secretary. Such signature of the Chairman or Vice Chairman of the Board, President, Vice President, or other officer, such countersignature of the Treasurer or Secretary or Assistant Treasurer or Assistant Secretary, and such seal, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

Section 7.2        Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock shall bear such legends, and stop transfer instructions and the equivalent of legends with respect to any uncertificated shares, as the Board of Directors shall authorize, including, without limitation, such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law, including, but not limited to, the requirements imposed pursuant to Section 151(f) of the DGCL.

Section 7.3        Lost Certificates. The Corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall specify and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4        Transfers. Certificated shares of the Corporation will only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation. Uncertificated shares will only be transferred on the books of the Corporation upon the written instruction from the registered owner of such uncertificated shares, or from a duly authorized attorney, or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Section 7.5        Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for any and all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE 8
INDEMNIFICATION

Section 8.1        Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 8.1.

Section 8.2        Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3        Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article 8, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 8.1 and Section 8.2 of this Article 8, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4        Determination of Right to Indemnification. Any indemnification under Section 8.1 and Section 8.2 of this Article 8 (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 8.1 and Section 8.2 of this Article 8. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the Board of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 8.5        Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys, fees) incurred by a person referred to in Section 8.1 and Section 8.2 of this Article 8 in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article 8. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 8.5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 8.6        Procedure for Indemnification. Any indemnification under Section 8.1 and Section 8.2 or Section 8.3 or advance of costs, charges and expenses under Section 8.5 of this Article 8 shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article 8 shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person’s costs and expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 8.5 of this Article 8 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 8.1 and Section 8.2 of this Article 8, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 and Section 8.2 or Section 8.3 of this Article 8, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8.7        Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article 8 is in effect. No amendment or repeal of this Article 8 or of any relevant provisions of the DGCL or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article 8 with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article 8 is in effect. The provisions of this Section 8.7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Article 8.

Section 8.8        Construction. For purpose of this Article 8:

(i)“the Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(ii)“other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

(iii)“serving at the request of the Corporation” shall include any service which imposes duties on, or involves services by, a director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

(iv)“fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(v)a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Section 8.1 and Section 8.2 of this Article 8; and

(vi)service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

Section 8.9        Savings Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the full extent permitted by applicable law.

Section 8.10        Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

ARTICLE 9
EMERGENCY BYLAWS

Section 9.1        Emergency Bylaws. Notwithstanding anything to the contrary in the Corporation’s Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board of Directors or a standing Committee thereof can readily be convened for action, this Section 9.1 shall apply.

(a)Any director or senior executive officer of the Corporation may call a meeting of the Board of Directors or any Committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)At any meeting called in accordance with Section 9.1(a) of these Bylaws, the director or directors in attendance shall constitute a quorum. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Section 9.1(b), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of directors cannot otherwise be obtained, which officers have been designated by the Board of Directors prior to such time as an emergency may have occurred.

(c)Directors may take action to appoint one or more of the directors to membership on any standing or temporary Committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 9.1 applies.

(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Corporation’s Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Section 9.1 is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including, without limitation, taking any action that it determines to be practical and necessary to address the circumstances of the emergency.

(e)No director, officer or employee acting in accordance with this Section 9.1 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

(f)This Section 9.1 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board of Directors immediately prior to the emergency to resume management of the business of the Corporation.

(g)At any meeting called in accordance with Section 9.1(a), the Board of Directors may modify, amend or add to the provisions of this Section 9.1 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

(h)The provisions of this Section 9.1 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 9.1(e) of these Bylaws with regard to action taken prior to the time of such repeal or change.

(i)Nothing contained in this Section 9.1 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1        Dividends. The Board of Directors, subject to any restrictions contained in the Corporation’s Certificate of Incorporation, may declare dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the DGCL and the Corporation’s Certificate of Incorporation.

Section 10.2        Reserves. By resolution of the Board of Directors, the directors may set apart out of any of the funds of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3        Authority to Sign Instruments. Any checks, drafts, bills of exchange, acceptances, bonds, notes or other obligations or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers, or other instruments of transfer, contracts, agreements, dividend and other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices, or documents and other instruments or writings of any nature whatsoever may be signed, executed, verified, acknowledged, and delivered, for and in the name and on behalf of the Corporation, by such officers, agents, or employees of the Corporation, or any of them, and in such manner, as from time to time may be authorized by the Board of Directors, and such authority may be general or confined to specific instances.

Section 10.4        Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.5        Seal. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 10.6        Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising out of or relating to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, (iv) any action asserting a claim related to or involving the Corporation or any director, officer, stockholder, employee or agent of the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. If any action the subject matter of which is within the scope of this Section 10.6 is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 10.6 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior consent in writing of the Corporation to the selection of an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 10.6 with respect to any current or future actions or claims. The U.S. Federal District Courts of the United States shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.6. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Section 10.7        Transactions with Directors and Officers. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or interest and to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to the director’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 10.8        Amendments. These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the Board of Directors or by written consent of the Board of Directors. In addition to any requirements of law and any other provision of these Bylaws, the affirmative vote of the holders of at least 75 percent of the of the combined voting power of the then outstanding shares of all classes and series of capital stock entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter, or repeal Section 2.3, Section 2.12, Section 2.14, Section 2.15, Section 3.2, Section 3.3, and Section 3.4 of these Bylaws or to amend this Section 10.8 as it relates to the vote required to adopt, amend, alter or repeal the aforementioned sections of these Bylaws.

Section 10.9        Table of Contents; Headings. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.